CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 24, 2013, relating to the financial statements and financial highlights, which appear in the May 31, 2013 Annual Report to Shareholders of Columbia Dividend Opportunity Fund, Columbia High Yield Bond Fund, Columbia Diversified Equity Income Fund, Columbia Mid Cap Value Opportunity Fund, Columbia Seligman Communications and Information Fund, Columbia Commodity Strategy Fund, Columbia Active Portfolios – Diversified Equity Income Fund, Columbia Multi-Advisor Small Cap Value Fund, Columbia Absolute Return Emerging Markets Macro Fund, and Columbia Flexible Capital Income Fund (ten of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 26, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2013, relating to the financial statements and financial highlights, which appear in the May 31, 2013 Annual Report to Shareholders of Columbia Absolute Return Multi-Strategy Fund, Columbia Absolute Return Enhanced Multi-Strategy Fund, and Columbia U.S. Government Mortgage Fund (three of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 26, 2013